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                                  EXHIBIT 99.1


         Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


                                          MEDITRUST CORPORATION

                                          By: /s/ John F. Schmutz
                                              --------------------------------
                                          Name:  John F. Schmutz
                                          Title: Senior Vice President


                                          MEDITRUST MORTGAGE
                                          INVESTMENTS, INC.

                                          By: /s/ John F. Schmutz
                                              --------------------------------
                                          Name:  John F. Schmutz
                                          Title: Senior Vice President


                                          NEW MEDITRUST COMPANY LLC,
                                          By: Meditrust Healthcare Corporation,
                                          its manager member

                                          By: /s/ John F. Schmutz
                                              --------------------------------
                                          Name:  John F. Schmutz
                                          Title: Senior Vice President